ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

305 records
Balance: 54,380,748
FICO <= 525

Selection Criteria: FICO <= 525
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	2	$100,000.00	0.18%	513	63.36%	10.038%	100.00%
50,001 - 75,000	37	2,332,310.00	4.29	515	76.24	10.647	87.42
75,001 - 100,000	35	3,074,100.00	5.65	513	74.44	9.750	100.00
100,001 - 125,000	43	4,795,540.00	8.81	511	72.09	9.956	100.00
125,001 - 150,000	37	5,125,700.00	9.42	513	74.90	9.446	100.00
150,001 - 175,000	29	4,752,890.00	8.73	512	73.59	9.280	96.32
175,001 - 200,000	20	3,776,220.00	6.94	514	73.48	9.315	100.00
200,001 - 250,000	31	6,950,100.00	12.77	514	73.01	9.023	100.00
250,001 - 300,000	29	8,008,350.00	14.72	511	75.73	8.950	100.00
300,001 - 400,000	35	12,194,700.00	22.41	512	77.47	8.594	93.75
400,001 - 500,000	5	2,204,900.00	4.05	515	75.39	9.337	100.00
500,001 - 600,000	2	1,099,100.00	2.02	524	66.71	10.263	100.00
Total:	305	$54,413,910.00	100.00%	513	74.76%	9.231%	97.74%

Mimimum Original Balance: 50,000.00
Maximum Original Balance: 550,000.00
Average Original Balance: 178,406.26

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	2	$99,955.82	0.18%	513	63.36%	10.038%	100.00%
50,001 - 75,000	37	2,331,252.52	4.29	515	76.24	10.647	87.42
75,001 - 100,000	35	3,071,484.51	5.65	513	74.44	9.750	100.00
100,001 - 125,000	43	4,792,827.36	8.81	511	72.09	9.956	100.00
125,001 - 150,000	37	5,122,712.02	9.42	513	74.90	9.446	100.00
150,001 - 175,000	29	4,749,408.19	8.73	512	73.59	9.280	96.32
175,001 - 200,000	20	3,774,974.83	6.94	514	73.48	9.315	100.00
200,001 - 250,000	31	6,944,718.47	12.77	514	73.01	9.023	100.00
250,001 - 300,000	29	8,003,972.98	14.72	511	75.73	8.950	100.00
300,001 - 400,000	35	12,186,983.90	22.41	512	77.47	8.594	93.75
400,001 - 500,000	5	2,203,822.25	4.05	515	75.39	9.337	100.00
500,001 - 600,000	2	1,098,635.44	2.02	524	66.71	10.263	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Mimimum Remaining Balance: 49,975.27
Maximum Remaining Balance: 549,787.57
Average Remaining Balance: 178,297.54

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 500	10	$2,078,538.62	3.82%	500	76.95%	9.116%	100.00%
501 - 525	295	52,302,209.66	96.18	513	74.67	9.236	97.65
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum FICO: 500
Maximum FICO: 525
WA FICO: 513

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
301 - 360	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Original Term: 360
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
349 - 360	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Remaining Term: 352
Maximum Remaining Term: 359
WA Remaining Term: 358

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	244	$40,679,588.18	74.81%	513	74.36%	9.240%	98.50%
PUD - Detached	35	7,258,551.70	13.35	514	77.60	9.391	99.28
2-4 Unit	12	3,990,458.89	7.34	512	74.05	8.686	90.18
PUD - Attached	9	1,601,141.22	2.94	511	72.81	9.156	100.00
Condo	5	851,008.30	1.56	515	76.76	10.131	79.44
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	297	$53,150,895.49	97.74%	513	74.86%	9.238%	100.00%
Investment Property	7	1,177,873.46	2.17	514	70.09	8.881	0.00
Second Home	1	51,979.33	0.10	524	80.00	10.500	0.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	256	$47,220,594.29	86.83%	513	73.76%	9.165%	97.77%
Purchase	31	4,399,147.08	8.09	516	81.60	9.780	96.02
Refinance - Rate/Term	18	2,761,006.91	5.08	515	80.96	9.489	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	15	$2,622,957.36	4.82%	515	45.24%	9.545%	100.00%
50.01 - 60.00	15	2,755,495.01	5.07	514	57.30	9.513	100.00
60.01 - 70.00	58	9,981,668.80	18.36	512	66.87	9.246	90.62
70.01 - 80.00	149	25,350,463.76	46.62	512	77.18	9.229	98.84
80.01 - 90.00	68	13,670,163.35	25.14	514	85.22	9.107	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Loan-to-Value Ratio: 30.23
Maximum Loan-to-Value Ratio: 90.00
WA Loan-to-Value Ratio By Original Balance: 74.76

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	15	$2,622,957.36	4.82%	515	45.24%	9.545%	100.00%
50.01 - 60.00	15	2,755,495.01	5.07	514	57.30	9.513	100.00
60.01 - 70.00	57	9,893,173.00	18.19	512	66.84	9.248	90.53
70.01 - 75.00	63	11,514,448.65	21.17	511	74.22	9.159	99.54
75.01 - 80.00	77	12,687,361.05	23.33	513	79.55	9.263	98.11
80.01 - 85.00	54	11,526,662.68	21.20	514	84.61	9.062	100.00
85.01 - 90.00	7	1,315,463.70	2.42	511	89.77	9.019	100.00
90.01 - 95.00	6	830,086.97	1.53	518	85.53	9.654	100.00
95.01 - 100.00	11	1,235,099.85	2.27	519	80.55	9.661	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	33	$8,876,805.22	16.32%	512	69.48%	8.992%	95.83%
Florida	33	5,138,209.17	9.45	515	73.84	9.461	96.60
New Jersey	20	4,710,020.03	8.66	509	76.67	9.049	100.00
New York	14	4,285,374.04	7.88	513	73.90	8.376	90.86
Massachusetts	11	3,640,935.70	6.70	513	78.93	8.582	100.00
Texas	30	3,156,457.65	5.80	515	79.01	10.181	98.35
Maryland	15	3,065,558.56	5.64	512	74.92	8.978	100.00
Arizona	15	2,832,954.07	5.21	512	74.99	9.530	100.00
Pennsylvania	13	1,981,086.49	3.64	514	70.41	9.011	100.00
Hawaii	5	1,798,399.24	3.31	514	69.95	9.554	100.00
Other	116	14,894,948.12	27.39	513	77.04	9.541	98.38
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Total Number Of Stated Represented:: 41

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Doc - 1yr W2	117	$22,484,438.44	41.35%	512	75.12%	8.889%	98.26%
Full Doc - 2yr W2/Tax Returns	125	20,621,566.51	37.92	514	76.19	9.176	98.83
Stated Doc	54	8,878,873.26	16.33	513	70.53	10.397	97.44
Full Doc - 12 M BK STMTS	6	1,699,015.89	3.12	517	73.89	8.435	78.24
Limited Doc - 6 M BK STMTS	2	566,018.22	1.04	509	75.00	8.879	100.00
Full Doc - 24 M BK STMTS	1	130,835.95	0.24	525	85.00	9.525	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	1	$291,866.91	0.54%	524	75.00%	5.750%	100.00%
6.501 - 7.000	3	636,911.44	1.17	515	74.66	6.800	100.00
7.001 - 7.500	4	1,142,512.42	2.10	510	73.36	7.310	65.70
7.501 - 8.000	20	4,358,930.87	8.02	511	72.80	7.864	100.00
8.001 - 8.500	36	8,799,867.03	16.18	514	74.32	8.368	100.00
8.501 - 9.000	62	12,426,247.98	22.85	513	76.60	8.803	97.02
9.001 - 9.500	36	6,615,037.36	12.16	511	76.46	9.295	100.00
9.501 - 10.000	53	9,040,371.97	16.62	513	76.23	9.768	98.63
10.001 - 10.500	29	3,520,578.02	6.47	513	75.10	10.336	95.18
10.501 - 11.000	30	3,923,540.40	7.21	516	66.82	10.730	100.00
11.001 - 11.500	14	1,868,635.53	3.44	509	73.61	11.270	100.00
11.501 - 12.000	7	865,766.63	1.59	517	75.30	11.692	79.79
12.001 - 12.500	10	890,481.70	1.64	515	72.78	12.201	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Rate: 5.750
Maximum Rate: 12.300
WA Rate: 9.231

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	18	$2,658,790.88	4.89%	514	76.16%	9.002%	97.99%
12.501 - 13.000	1	291,866.91	0.54	524	75.00	5.750	100.00
13.501 - 14.000	3	636,911.44	1.17	515	74.66	6.800	100.00
14.001 - 14.500	4	1,142,512.42	2.10	510	73.36	7.310	65.70
14.501 - 15.000	17	3,733,448.78	6.87	511	71.79	7.903	100.00
15.001 - 15.500	34	8,519,588.34	15.67	514	74.19	8.376	100.00
15.501 - 16.000	60	12,048,698.65	22.16	513	76.45	8.799	96.93
16.001 - 16.500	34	6,213,116.57	11.43	511	77.48	9.296	100.00
16.501 - 17.000	47	8,337,600.44	15.33	513	75.89	9.770	99.16
17.001 - 17.500	28	3,424,693.47	6.30	513	74.96	10.331	95.05
17.501 - 18.000	29	3,808,585.62	7.00	517	66.93	10.735	100.00
18.001 - 18.500	14	1,868,635.53	3.44	509	73.61	11.270	100.00
18.501 - 19.000	7	865,766.63	1.59	517	75.30	11.692	79.79
19.001 - 19.500	9	830,532.58	1.53	515	72.26	12.208	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Maximum Rate: 12.750
Maximum Maximum Rate: 19.300
WA Maximum Rate: 16.241

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	18	$2,658,790.88	4.89%	514	76.16%	9.002%	97.99%
4.501 - 5.000	1	85,029.26	0.16	505	70.00	8.000	100.00
5.501 - 6.000	60	11,082,489.79	20.38	513	77.54	8.763	99.37
6.001 - 6.500	133	24,170,961.12	44.45	513	76.42	9.081	96.15
6.501 - 7.000	46	9,476,330.02	17.43	511	73.73	9.394	100.00
7.001 - 7.500	46	6,831,191.84	12.56	514	65.30	10.404	97.44
8.501 - 9.000	1	75,955.36	0.14	502	77.95	8.650	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum Gross Margin: 5.000
Maximum Gross Margin: 8.650
WA Gross Margin: 6.394

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$114,954.78	0.22%	502	63.19%	10.550%	100.00%
1.500	286	51,607,002.62	99.78	513	74.71	9.240	97.72
Total:	287	$51,721,957.40	100.00%	513	74.69%	9.243%	97.73%

Min Initial Cap: 1.000%
Max Initial Cap: 1.500%
WA Initial Cap: 1.499%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$114,954.78	0.22%	502	63.19%	10.550%	100.00%
1.500	286	51,607,002.62	99.78	513	74.71	9.240	97.72
Total:	287	$51,721,957.40	100.00%	513	74.69%	9.243%	97.73%

Min PERCAP: 1.000%
Max PERCAP: 1.500%
WA PERCAP: 1.499%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0000-00	18	$2,658,790.88	4.89%	514	76.16%	9.002%	97.99%
2007-10	1	85,029.26	0.16	505	70.00	8.000	100.00
2007-12	8	1,689,489.76	3.11	510	73.10	7.968	100.00
2008-01	47	10,648,376.20	19.58	513	75.07	8.866	95.30
2008-02	22	4,380,251.60	8.05	513	77.12	9.151	100.00
2008-03	202	34,222,804.58	62.93	513	74.31	9.426	98.02
2008-08	1	88,495.80	0.16	504	70.00	8.950	100.00
2008-09	1	128,676.22	0.24	519	85.00	8.825	100.00
2008-10	1	94,243.32	0.17	507	70.00	9.990	100.00
2009-03	4	384,590.66	0.71	507	77.28	10.339	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	126	$23,414,986.05	43.06%	512	76.88%	9.201%	97.56%
12	6	1,116,415.62	2.05	513	73.21	9.868	100.00
24	163	28,190,899.88	51.84	513	72.75	9.268	97.86
36	10	1,658,446.74	3.05	514	80.02	8.599	96.77
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	138	$19,430,248.74	35.73%	513	73.45%	9.791%	98.17%
2/28 ARM- 40 Yr Amortization	142	31,595,702.67	58.10	513	75.40	8.893	97.40
3/27 ARM	7	696,005.99	1.28	509	76.80	9.835	100.00
BALLOON 40/30	10	1,498,788.66	2.76	514	70.94	9.236	96.43
Fixed - 30 Year	8	1,160,002.23	2.13	513	82.91	8.699	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	113	$20,514,028.36	37.72%	513	77.01%	8.877%	95.75%
A-	44	7,659,660.47	14.09	515	77.69	9.212	98.52
A+	41	7,500,684.40	13.79	512	77.77	8.978	99.06
B	48	9,423,942.08	17.33	510	73.47	9.277	98.14
C	51	7,810,778.82	14.36	512	67.57	9.991	100.00
C-	8	1,471,654.14	2.71	520	59.28	11.229	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	1	$317,634.13	0.58%	508	90.00%	9.100%	100.00%
15.01 - 20.00	4	699,793.73	1.29	517	78.08	9.563	100.00
20.01 - 25.00	8	1,126,098.72	2.07	513	69.66	8.931	100.00
25.01 - 30.00	30	4,283,475.66	7.88	514	75.77	9.492	98.66
30.01 - 35.00	38	6,473,846.81	11.90	509	71.75	9.363	100.00
35.01 - 40.00	49	8,384,630.26	15.42	514	72.94	9.345	98.52
40.01 - 45.00	48	9,325,545.00	17.15	512	76.10	9.290	100.00
45.01 - 50.00	86	16,546,937.71	30.43	514	78.45	9.186	99.32
50.01 - 55.00	40	7,016,587.72	12.90	512	68.42	8.885	86.65
55.01 - 60.00	1	206,198.55	0.38	524	75.00	8.475	100.00
Total:	305	$54,380,748.28	100.00%	513	74.76%	9.231%	97.74%

Minimum: 3.07
Max DTI: 58.88
wa DTI: 41.55

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 20, 2006 14:19

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.